EXHIBIT 10.2

K-V PHARMACEUTICAL COMPANY

2013 INCENTIVE COMPENSATION PLAN

FORM OF OPTION AWARD AGREEMENT

Notice of Option Grant

Participant:

Company:	K-V Pharmaceutical Company

Notice:

You have been granted the following Nonqualified Stock Option to purchase Shares of Common Stock in accordance with the terms of the Plan, this Notice of Option Grant and the Nonqualified Stock Option Award Agreement attached hereto as Schedule A (this Notice of Option Grant, together with the Nonqualified Stock Option Award Agreement, this “Agreement”). Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

Type of Award:	Nonqualified Stock Option

Plan:	K-V Pharmaceutical Company 2013 Incentive Compensation Plan

Grant:	Date of Grant:

Option Price per Share under Tranche 1 of Option: $
Number of Shares under Tranche 1 of Option:

Option Price per Share under Tranche 2 of Option: $
Number of Shares under Tranche 2 of Option:

Vesting:

Subject to the terms of the Plan and this Agreement, your Option will vest on the applicable vesting date indicated below as to the percentage of Shares of each tranche of the Option set forth below opposite each such date, if (and only if) you remain in service through the applicable vesting date; provided, however, that if you incur a Termination of Service by the Company without Cause prior to an applicable vesting date, a pro-rata percentage of each tranche of the Option that, but for such Termination of Service, would have vested on the first vesting date immediately following such Termination of Service will vest upon such Termination of Service. Such pro-rata percentage shall be determined based on a fraction, (i) the numerator of which is the number of days elapsed from the immediately preceding vesting date through the date of such Termination of Service and (ii) the denominator of which is 365. For the avoidance of doubt, no portion of either tranche of the Option will vest on any vesting date occurring after the first vesting date immediately following such Termination of Service.

Vesting Date	Percentage
Date of Grant	25%
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%

Exercisability;
Change in Control:

(a) Subject to the terms of the Plan and this Agreement, the vested portion of your Option shall become exercisable upon the earlier to occur of (i) your “Separation from Service,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), with the Company and its subsidiaries, other than a Separation from Service for Cause, and (ii) January 1, 2019.

(b) If the vested portion of your Option becomes exercisable due to a Separation from Service described in clause (i) of paragraph (a) above, then such vested portion of your Option shall remain exercisable for the 60-day period following such Separation from Service; provided, however, that, if such 60-day exercise period ends in the calendar year after the calendar year in which such Separation from Service occurs, then the vested portion of your Option shall not be exercisable until the first day of such second calendar year (it being expressly understood and agreed that the exercise period shall not be extended to reflect the portion of the exercise period during which the Option may not be exercised); and provided, further, that, if you are a “specified employee” within the meaning of Section 409A of the Code at the time of such Separation from Service, then, to the extent required by Section 409A of the Code in order to avoid adverse tax treatment thereunder, the exercisability of the vested portion of your Option shall be delayed until the first day of the seventh month following your Separation from Service (and the Option shall be exercisable only on such date (or the first business day thereafter if such date is not a business day)). If the vested portion of your Option becomes exercisable as described in clause (ii) of paragraph (a) above, then the vested portion of the Option shall remain exercisable until December 31, 2019; provided, however, that, if you incur a Separation from Service after the date on which the Option has become exercisable under such clause (ii) above but prior to December 31, 2019, your Option shall remain exercisable only to the extent provided in clause (i) of paragraph (a) above, and in no event after December 31, 2019.

(c) Any portion of the Option not exercised within the applicable period described in paragraph (b) shall immediately and automatically terminate with no compensation due therefor.

(d) Notwithstanding paragraphs (a) and (b) above or any other provision of the Plan or this Agreement, upon the occurrence of a change in control that satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) (a “409A Change in Control”), the then outstanding portion of each tranche of the Option, whether or not then vested, if not theretofore forfeited, expired or otherwise canceled or terminated, shall be canceled on the date of such 409A Change in Control (and paragraphs (a) and (b) above shall thereupon and thereafter be inapplicable) in exchange for a payment to the Participant of an amount (the “CiC Payment Amount”) equal to the product of (i) the excess, if any, of (x) the Fair Market Value of one share of Common Stock over (y) the applicable per-share Option Price on the date of such 409A Change in Control, and (ii) the number of shares of Common Stock then underlying the applicable tranche of the Option (it being expressly understood and agreed that, if the Fair Market Value of one share of Common Stock is less than the applicable per share Option Price on the date of such 409A Change in Control, then the applicable tranche of the Option shall be cancelled with no payment due the Participant). The CIC Payment Amount shall be paid at the same time, in the same manner and in the same form (and proportions) of consideration, as are applicable with respect to consideration received by holders of Common Stock in connection with the 409A Change in Control; provided, however, that no portion of such payment shall be paid after the fifth anniversary of the date of the 409A Change in Control (unless otherwise permitted under Section 409A of the Code), and any portion otherwise payable after such anniversary shall be forfeited with no further payments due the Participant.

(e) Notwithstanding anything to the contrary contained in this Agreement, the option shall automatically terminate with no compensation due therefor in the event of a Termination of Service for Cause (or at a time when Cause exists).

Expiration Date:	Seven years from the Date of Grant, subject to earlier termination as set forth in the Plan and this Agreement, except as otherwise provided in Section 6(e) of the Plan.

The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

K-V PHARMACEUTICAL COMPANY		PARTICIPANT

By:		By:
	Name:		Name:
Title:

Date:		Date:

SCHEDULE A

K-V PHARMACEUTICAL COMPANY

2013 INCENTIVE COMPENSATION PLAN

Nonqualified Stock Option Award Agreement

This Nonqualified Stock Option Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Option Grant (the “Grant Notice”) to which this Nonqualified Stock Option Award Agreement is attached as Schedule A, is made between K-V Pharmaceutical Company (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

1.             Grant of the Option.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of Shares of Common Stock set forth in the Grant Notice at the applicable Option Price per Share (each, an “Option Price”) set forth in the Grant Notice and on the other terms as set forth in the Grant Notice.

2.             Exercisability of the Option.

The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the Expiration Date set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.

3.             Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, in accordance with the terms and conditions of the Plan by delivering a written or electronic notice to the Company in a form specified or accepted by the Company, specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b) hereof. Such notice must be signed by the Participant or any other person then having the right to exercise the Option.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company (i) in United States dollars by personal check, bank draft, money order or wire transfer of immediately available funds; or (ii) if permitted by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, by any other payment method described in Section 6(f) of the Plan.

(c) The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.             Termination of Service.

The Option shall terminate upon the Participant’s Termination of Service for any reason and no Shares may thereafter be purchased under the Option, except as otherwise provided in the Grant Notice.

5.             Transferability of the Option.

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant; provided, however, that (a) the Option may be exercised after the Participant’s death by the beneficiary most recently named by the Participant in a written designation thereof filed by the Participant with the Company, in accordance with the Plan, and (b) the Committee may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Committee may impose. No transfer of the Option by will or the laws of descent and distribution, or otherwise, shall be effective to bind the Company unless the Committee is furnished with (as applicable): (i) written notice thereof and with a copy of the will or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.

6.             Taxes and Withholdings.

The Participant shall satisfy any and all requirements relating to applicable federal, state, local and foreign taxes. Without limiting the generality of the foregoing, neither the Company nor any Affiliate shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with this Award, and the Participant shall indemnify the Company and its Affiliates and hold them harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any Affiliate to pay any such taxes.  Notwithstanding the foregoing, the Company and its Affiliates may in their discretion effect such withholding as they may determine to be required by law.

7.             No Rights as a Shareholder.

Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

8.             No Right to Continued Service.

Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to serve on the Board of Directors or otherwise be retained in the service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s membership on the Board of Directors or other service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as a member of the Board of Directors, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being elected or appointed to the Board of Directors, being granted the Option or acquiring Shares hereunder.

9.             The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan has been provided to the Participant.

10.             Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) the Stockholders’ Agreement; (ii) all applicable Federal and state laws, rules and regulations and (iii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

11.             Section 409A.

Payments contemplated with respect to the Option are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or to be compliant with the short-term deferral exception thereunder. Notwithstanding any provisions of the Plan or this Award Agreement, if the Company determines that any provision of this Award Agreement or the Plan contravenes Section 409A of the Code, or that the short-term deferral exception thereunder is not available, so as to cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of any taxes, interest and penalties under Section 409A of the Code, while maintaining, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee or otherwise assure that the Option will not be subject to taxes, interest and penalties under Section 409A of the Code.

12.             Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to K-V Pharmaceutical Company at 16640 Chesterfield Grove, Suite 200, Chesterfield, MO 63005, attention General Counsel, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

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